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                                   EXHIBIT 21
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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


Subsidiary                  Percentage Owned              State of Incorporation
----------                  ----------------              ----------------------

GrandBank                         100%                          Maryland
Facility Holdings, Inc.           100%                          Virginia